CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated January 30, 2015, relating to the financial statements of Helius Medical Technologies, Inc., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

May 4, 2016